Exhibit 99.1

Investor Relations:

Jess Lubert

Juniper Networks

(408) 936-3734

jlubert@juniper.net

Media Relations:

Leslie Moore

Juniper Networks

(408) 936-5767

llmoore@juniper.net

JUNIPER NETWORKS REPORTS PRELIMINARY FIRST QUARTER 2019 FINANCIAL RESULTS

SUNNYVALE, Calif., April 25, 2019 - Juniper Networks (NYSE: JNPR), an industry leader in automated, scalable and secure networks, today reported preliminary financial results for the three months ended March 31, 2019 and provided its outlook for the three months ending June 30, 2019.

First Quarter 2019 Financial Performance

Net revenues were $1,001.7 million, a decrease of 7% year-over-year, and 15% sequentially.

GAAP operating margin was 4.3%, a decrease from 5.1% in the first quarter of 2018, and a decrease from 16.7% in the fourth quarter of 2018.

Non-GAAP operating margin was 11.2%, a decrease from 12.3% in the first quarter of 2018, and a decrease from 21.1% in the fourth quarter of 2018.

GAAP net income was $31.1 million, a decrease of 10% year-over-year, and a decrease of 84% sequentially, resulting in diluted earnings per share of $0.09.

Non-GAAP net income was $92.7 million, a decrease of 7% year-over-year and a decrease of 55% sequentially, resulting in non-GAAP diluted earnings per share of $0.26.

“The first quarter played out largely as we expected, with slightly better than forecasted sales across each of our core verticals,” said Rami Rahim, chief executive officer, Juniper Networks. “While we are pleased with the progress we experienced versus our guidance, we are not satisfied with these results and remain focused on delivering a return to growth later this year. We believe the investments we are making in our go-to-market organization, new products we are bringing to market and the acquisition of Mist Systems should position us to achieve this objective.”

“We exceeded our profitability targets during the first quarter, with non-GAAP gross margin, non-GAAP operating margin and non-GAAP earnings per share all coming in above the mid-point of our guidance,” said Ken Miller, chief financial officer, Juniper Networks. “While we were delayed in executing our proposed $300 million accelerated share repurchase program during the first quarter, due to our acquisition of Mist Systems, we plan to execute this program during the current quarter given our ongoing belief in our future prospects.”

Balance Sheet and Other Financial Results

Total cash, cash equivalents, and investments as of March 31, 2019 were $3,502.7 million, compared to $3,448.4 million as of March 31, 2018, and $3,758.1 million as of December 31, 2018.

Net cash flows provided by operations for the first quarter of 2019 was $159.4 million, compared to $271.1 million in the first quarter of 2018, and $212.4 million in the fourth quarter of 2018.

Days sales outstanding in accounts receivable, or “DSO,” was 58 days in the first quarter of 2019, compared to 57 days in the first quarter of 2018, and 58 days in the fourth quarter of 2018.

Capital expenditures were $27.9 million, and depreciation and amortization expense was $51.0 million during the first quarter of 2019.

Juniper’s Board of Directors has declared a quarterly cash dividend of $0.19 per share to be paid on June 24, 2019 to shareholders of record as of the close of business on June 3, 2019.

Outlook

These metrics are provided on a non-GAAP basis, except for revenue and share count. Non-GAAP earnings per share is on a fully diluted basis. The outlook assumes that the exchange rate of the U.S. dollar to other currencies will remain relatively stable at current levels.

Our Q2 revenue outlook reflects normal seasonal trends.

We expect revenue to grow on a sequential basis beyond the second quarter. While we continue to expect better trends during the second half of the year, we do expect to see some impact from seasonality during the third quarter. We expect to return to year-over-year growth in the fourth quarter. We remain confident in the long-term financial model we outlined at our Investor Day in November last year.

Full year non-GAAP gross margins are expected to improve directionally with revenue volume from Q1’19 levels, and we believe non-GAAP gross margin for the year will be toward the mid-point of our long-term financial model.

We plan to manage our operating expenses prudently; however, we expect the Mist Systems acquisition to be dilutive in 2019. Based on our current forecast, we expect non-GAAP operating expenses on a full year basis to be flat to slightly up versus 2018.

For the remainder of 2019, we expect a non-GAAP tax rate lower than Q1’19 levels.

We expect higher interest income compared to the prior year.

Due to the acquisition of Mist Systems and a higher than anticipated tax rate, we expect non-GAAP earnings per share of $1.75 +/- $0.05 for 2019. If not for these items, our non-GAAP EPS guidance for the year would remain unchanged.

Our guidance for the quarter ending June 30, 2019 is as follows:

•	Revenue will be approximately $1,100 million, plus or minus $30 million.

•	Non-GAAP gross margin will be approximately 59.5%, plus or minus 1%.

•	Non-GAAP operating expenses will be approximately $485 million, plus or minus $5 million.

•	Non-GAAP operating margin will be approximately 15.5% at the midpoint of revenue guidance.

•	Non-GAAP net income per share will be approximately $0.39, plus or minus $0.03. This assumes a share count of approximately 350 million.

All forward-looking non-GAAP measures exclude estimates for amortization of intangible assets, share-based compensation expenses, acquisition-related charges, restructuring benefits or charges, impairment charges, strategic partnership-related charges, legal reserve and settlement charges or benefits, supplier component remediation charges and recoveries, gain or loss on equity investments, retroactive impact of certain tax settlements, significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the impact of income tax reform, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of tariffs and the impact of any future acquisitions, divestitures, or joint ventures that may occur in the period. Juniper is unable to provide a reconciliation of non-GAAP guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. For example, share-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. Amortization of intangible assets is significantly impacted by the timing and size of any future acquisitions. The items that are being excluded are difficult to predict and a reconciliation could result in disclosure that would be imprecise or potentially misleading. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically and may continue to vary significantly from quarter to quarter.

First Quarter 2019 Financial Commentary Available Online

A CFO Commentary reviewing the Company’s first quarter 2019 financial results, as well as second quarter 2019 financial outlook will be furnished to the SEC on Form 8-K and published on the Company’s website at http://investor.juniper.net. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.

Conference Call Webcast

Juniper Networks will host a conference call webcast today, April 25, 2019, at 2:00 pm PT, to be broadcast live over the Internet at http://investor.juniper.net. To participate via telephone in the US, the toll free dial-in number is 1-877-407-8033. Outside the US, dial +1-201-689-8033. Please call 10 minutes prior to the scheduled conference call time. The webcast replay will be archived on the Juniper Networks website.

About Juniper Networks

Juniper Networks simplifies the complexities of networking with products, solutions and services in the cloud era to transform the way we connect, work and live. We remove the traditional constraints of networking to enable our customers and partners to deliver automated, scalable and secure networks that connect the world. Additional information can be found at Juniper Networks (www.juniper.net).

Investors and others should note that the Company announces material financial and operational information to its investors using its Investor Relations website, press releases, SEC filings and public conference calls and webcasts. The Company also intends to use the Twitter account @JuniperNetworks and the Company’s blogs as a means of disclosing information about the Company and for complying with its disclosure obligations under Regulation FD. The social media channels that the Company intends to use as a means of disclosing information described above may be updated from time to time as listed on the Company’s Investor Relations website.

Juniper Networks, the Juniper Networks logo, Juniper, and Junos are registered trademarks of Juniper Networks, Inc. and/or its affiliates in the United States and other countries. Other names may be trademarks of their respective owners.

Safe Harbor

Statements in this release concerning Juniper Networks’ business outlook, economic and market outlook, including currency exchange rates; our future financial and operating results; our expectation for potential near-term dilution and long-term benefits from our Mist acquisition; our plans to enter into an accelerated share repurchase in the near term; our expectations regarding our sales execution and investments in our go-to-market organization; the strength of our solution portfolio and strategy; our ability to deliver on our long-term financial model; our ability to expand business opportunities, improve profitability and make necessary investments; our expectations around obtaining revenue and margin growth (including sequential revenue growth throughout the year and a return to year-over-year growth later in the year); our future financial and operating results, including our financial guidance; and our overall future prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of several factors, including: general economic and political conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending by our customers, including Cloud providers and Service Providers; the network capacity requirements of our customers and, in particular, cloud and telecommunication service providers; contractual terms that may result in the deferral of revenue; the timing of orders and their fulfillment; manufacturing and supply chain constraints, changes or disruptions; availability of key product components; delays in scheduled product availability; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; product defects, returns or vulnerabilities; significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the Tax Cuts and Jobs Act, and judicial or administrative interpretation of tax regulations; legal settlements and resolutions; the potential impact of activities related to the execution of capital return, restructurings and product rationalization; the impact of import tariffs, depending on their scope and how they are implemented; and other factors listed in Juniper Networks’ most recent report on Form 10-Q or 10-K filed with the Securities and Exchange Commission. Note that our estimates as to tax rate on our business are based on current tax law, including current interpretations of the Tax Cuts and Jobs Act, and could be materially affected by changing interpretations of the Act, as well as additional legislation and guidance around the Act. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information made in this release in the event facts or circumstances subsequently change after the date of this press release.

Use of Non-GAAP Financial Information

Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Discussion of Non-GAAP Financial Measures” section of this press release. The following tables and reconciliations can also be found on our Investor Relations website at http://investor.juniper.net.

Juniper Networks, Inc.

Preliminary Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2019	2018
Net revenues:
Product	$618.7	$710.8
Service	383.0	371.8

Total net revenues	1,001.7	1,082.6
Cost of revenues:
Product	270.0	306.4
Service	149.4	157.8

Total cost of revenues	419.4	464.2

Gross margin	582.3	618.4
Operating expenses:
Research and development	227.6	269.4
Sales and marketing	228.5	239.4
General and administrative	68.2	56.0
Restructuring charges (benefits)	15.3	(1.9)

Total operating expenses	539.6	562.9

Operating income	42.7	55.5
Other income (expense), net	1.8	(14.1)

Income before income taxes	44.5	41.4
Income tax provision	13.4	7.0

Net income	$31.1	$34.4

Net income per share:
Basic	$0.09	$0.10

Diluted	$0.09	$0.10

Shares used in computing net income per share:
Basic	348.1	355.3

Diluted	352.7	360.6

Juniper Networks, Inc.

Preliminary Net Revenues by Product and Service

(in millions)

(unaudited)

	Three Months Ended March 31,
	2019	2018
Routing	$374.7	$408.1
Switching	176.4	230.0
Security	67.6	72.7

Total Product	618.7	710.8
Total Service	383.0	371.8

Total	$1,001.7	$1,082.6

Juniper Networks, Inc.

Preliminary Net Revenues by Vertical(*)

(in millions)

(unaudited)

	Three Months Ended March 31,
	2019	2018
Cloud	$223.1	$270.9
Service Provider	435.6	480.1
Enterprise	343.0	331.6

Total	$1,001.7	$1,082.6

(*)	Certain prior-period amounts have been reclassified to conform to the current-period classifications.

Juniper Networks, Inc.

Preliminary Net Revenues by Geographic Region

(in millions)

(unaudited)

	Three Months Ended March 31,
	2019	2018
Americas	$543.6	$587.6
Europe, Middle East, and Africa	286.2	308.0
Asia Pacific	171.9	187.0

Total	$1,001.7	$1,082.6

Juniper Networks, Inc.

Preliminary Reconciliations between GAAP and non-GAAP Financial Measures

(in millions, except percentages and per share amounts)

(unaudited)

		Three Months Ended
		March 31, 2019	December 31, 2018	March 31, 2018
GAAP operating income		$42.7	$196.8	$55.5
GAAP operating margin		4.3%	16.7%	5.1%
Share-based compensation expense	C	33.9	36.9	70.4
Share-based payroll tax expense	C	4.7	0.4	5.6
Amortization of purchased intangible assets	A	4.9	4.3	4.4
Restructuring charges (benefits)	B	15.3	5.0	(1.9)
Acquisition-related charges	A	10.2	4.3	0.1
Strategic partnership-related charges	B	0.8	1.0	—
Legal reserve and settlement benefits	B	—	—	(0.6)

Non-GAAP operating income		$112.5	$248.7	$133.5

Non-GAAP operating margin		11.2%	21.1%	12.3%

GAAP net income		$31.1	$192.2	$34.4
Share-based compensation expense	C	33.9	36.9	70.4
Share-based payroll tax expense	C	4.7	0.4	5.6
Amortization of purchased intangible assets	A	4.9	4.3	4.4
Restructuring charges (benefits)	B	15.3	5.0	(1.9)
Acquisition-related charges	A	10.2	4.3	0.1
Strategic partnership-related charges	B	0.8	1.0	—
Legal reserve and settlement benefits	B	—	—	(0.6)
Loss on equity investments	B	1.1	1.3	—
Estimated tax expense from income tax reform	B	—	3.2	—
Recognition of previously unrecognized tax benefits	B	—	(5.4)	—
Reduction of expected tax liabilities from tax accounting method change	B	—	(26.7)	—
Income tax effect of non-GAAP exclusions	B	(9.3)	(10.8)	(12.9)

Non-GAAP net income		$92.7	$205.7	$99.5

GAAP diluted net income per share		$0.09	$0.55	$0.10

Non-GAAP diluted net income per share	D	$0.26	$0.59	$0.28

Shares used in computing diluted net income per share		352.7	350.8	360.6

Discussion of Non-GAAP Financial Measures

This press release, including the tables above, includes the following non-GAAP financial measures derived from our Preliminary Consolidated Statements of Operations: operating income; operating margin; net income; and diluted net income per share. These measures are not presented in accordance with, nor are they a substitute for GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, certain of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operation, we mean the ongoing revenue and expenses of the business, excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the table above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition-Related Charges, Other Items, and Share-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below. With respect to the items excluded from our forward-looking non-GAAP measures and reconciliation of such measures, please see the “Outlook” section above.

Note A: Acquisition-Related Charges. We exclude certain expense items resulting from acquisitions including amortization of purchased intangible assets associated with our acquisitions. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events, including the following, when applicable: (i) restructuring charges or benefits; (ii) strategic partnership-related charges (iii) legal reserve and settlement charges or benefits; (iv) gain or loss on equity investments; (v) significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the impact of income tax reform; (vi) recognition of previously unrecognized tax benefits that are non-recurring in nature; (vii) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique or unplanned transactions may limit the comparability of our on-going operations with prior and future periods. Restructuring benefits or charges result from events that arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. These expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. We also exclude certain expenses incurred for the formation of a strategic partnership, as they are directly related to an event that is distinct and does not reflect current ongoing business operations. In the case of legal reserves and settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Additionally, we exclude previously unrecognized tax benefits that are non-recurring in nature which are recorded in the period in which applicable statutes of limitation lapse or upon the completion of tax review cycles as the tax matter may relate to multiple or different periods. Further, the impact of certain income tax reform, including the revaluation of our deferred tax assets and liabilities are unique events that occur in periods that are generally unrelated to the level of business activity to which such tax reform or legislation applies. We believe these tax events limit the comparability with prior periods and that these expenses or benefits do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance with these amounts both included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

Note C: Share-Based Compensation Related Items. We provide non-GAAP information relative to our expense for share-based compensation and related payroll tax. Due to the varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of share-based compensation, we believe that the exclusion of share-based compensation and related payroll tax allows for more accurate comparisons of our operating results to our peer companies and is useful to investors to understand the impact of share-based compensation to our results of operations. Further, expense associated with granting share-based awards does not reflect any cash expenditures by the company as no cash is expended.

Note D: Non-GAAP Net Income Per Share Items. We provide diluted non-GAAP net income per share. The diluted non-GAAP net income per share includes additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.

Preliminary Condensed Consolidated Balance Sheets

(in millions)

(unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$2,155.6	$2,489.0
Short-term investments	1,227.4	1,070.1
Accounts receivable, net of allowances	645.4	754.6
Prepaid expenses and other current assets	281.2	268.1

Total current assets	4,309.6	4,581.8
Property and equipment, net	892.4	951.7
Operating lease right-of-use assets	184.2	—
Long-term investments	119.7	199.0
Purchased intangible assets, net	113.5	118.5
Goodwill	3,109.3	3,108.8
Other long-term assets	409.2	403.5

Total assets	$9,137.9	$9,363.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$219.1	$208.8
Accrued compensation	166.8	221.0
Deferred revenue	860.1	829.3
Short-term portion of long-term debt	—	349.9
Other accrued liabilities	243.1	233.5

Total current liabilities	1,489.1	1,842.5
Long-term debt	1,789.6	1,789.1
Long-term deferred revenue	370.8	384.3
Long-term income taxes payable	407.3	404.4
Long-term operating lease liabilities	176.7	—
Other long-term liabilities	53.2	119.8

Total liabilities	4,286.7	4,540.1
Total stockholders’ equity	4,851.2	4,823.2

Total liabilities and stockholders’ equity	$9,137.9	$9,363.3

Juniper Networks, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$31.1	$34.4
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation expense	33.9	70.4
Depreciation, amortization, and accretion	48.7	55.7
Other	(2.2)	1.7
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	108.6	170.8
Prepaid expenses and other assets	0.5	(11.7)
Accounts payable	10.1	(31.2)
Accrued compensation	(54.9)	(14.1)
Income taxes payable	(5.7)	(7.6)
Other accrued liabilities	(27.9)	(51.1)
Deferred revenue	17.2	53.8

Net cash provided by operating activities	159.4	271.1

Cash flows from investing activities:
Purchases of property and equipment	(27.9)	(42.2)
Purchases of available-for-sale debt securities	(884.4)	(8.1)
Proceeds from sales of available-for-sale debt securities	232.8	968.0
Proceeds from maturities and redemptions of available-for-sale debt securities	578.3	215.4
Purchases of equity securities	(5.1)	(2.0)
Proceeds from sales of equity securities	2.2	3.3
Subsequent payments related to acquisitions in prior years	—	(22.2)

Net cash (used in) provided by investing activities	(104.1)	1,112.2

Cash flows from financing activities:
Repurchase and retirement of common stock	(2.9)	(754.2)
Proceeds from issuance of common stock	29.5	29.3
Payment of dividends	(66.2)	(62.1)
Change in customer financing arrangement	—	(16.6)
Payment of debt	(350.0)	—

Net cash used in financing activities	(389.6)	(803.6)

Effect of foreign currency exchange rates on cash, cash equivalents, and restricted cash	1.6	6.2

Net increase in cash, cash equivalents, and restricted cash	(332.7)	585.9
Cash, cash equivalents, and restricted cash at beginning of period	2,505.8	2,059.1

Cash, cash equivalents, and restricted cash at end of period	$2,173.1	$2,645.0